UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

NCR Corporation, a Maryland corporation (“NCR” or the “Company”), held its 2022 Annual Meeting of Stockholders on May 2, 2022 (the “2022 Annual Meeting”). As previously disclosed on a Current Report on Form 8-K, the Chairman of the meeting adjourned the 2022 Annual Meeting with respect to the stockholder proposal regarding termination pay (and only such proposal) (the “Proposal”) until Friday, May 6, 2022, at 11:00 a.m. Eastern Time (the “Reconvened Meeting”).

At the Reconvened Meeting, record holders of NCR common stock, par value $0.01 per share, and Series A Convertible Preferred Stock, liquidation preference $1,000 per share, at the close of business on February 28, 2022, the record date for the 2022 Annual Meeting, voting together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis as described in the Proxy Statement, did not approve the Proposal.

A summary of the votes is set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
46,779,153	71,802,675	1,000,178	11,345,978

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: May 10, 2022	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary